Exhibit 99.1
Freddie Mac Reports Net Income of $2.8 Billion for Second Quarter 2024

Making Home Possible for 349,000 Households in Second Quarter 2024
•Financed 257,000 mortgages, with 53% of eligible loans affordable to low- to moderate-income families.
•First-time homebuyers represented 53% of new single-family home purchase loans.
•Financed 92,000 rental units, with 93% of eligible units affordable to low- to moderate-income families.

Second Quarter 2024 Financial Results

Market Liquidity Provided - $96 Billion	Homes and Rental Units Financed - 349,000	Net Worth - $53 Billion	Total Mortgage Portfolio - $3.5 Trillion

Consolidated
•Net income of $2.8 billion, a decrease of 6% year-over-year, primarily driven by a credit reserve build in the current period compared to a credit reserve release in the prior year period, partially offset by higher net revenues.
•Net revenues of $6.0 billion, an increase of 12% year-over-year, driven by higher net interest income and higher non-interest income.
•Provision for credit losses of $0.4 billion, primarily driven by a credit reserve build in Single-Family attributable to new acquisitions.
•New business activity of $85 billion, up from $83 billion in the second quarter of 2023.
•Mortgage portfolio of $3.1 trillion, up 2% year-over-year.
•Serious delinquency rate of 0.50%, down from 0.56% at June 30, 2023.
•Completed approximately 18,000 loan workouts.
•62% of mortgage portfolio covered by credit enhancements.
•New business activity of $11 billion, down from $13 billion in the second quarter of 2023.
•Mortgage portfolio of $447 billion, up 5% year-over-year.
•Delinquency rate of 0.38%, up from 0.21% at June 30, 2023.
•95% of mortgage portfolio covered by credit enhancements.

"Freddie Mac continued to deliver steady results in a housing market characterized by relatively high mortgage rates and muted home sales. The company remains focused on helping families purchase or rent a place to call ‘home.’"

Michael T. Hutchins
President and Interim Chief Executive Officer

Net Revenues $6.0 Billion Net Income $2.8 Billion Comprehensive Income $2.8 Billion

Single-Family

Net Revenues $5.1 Billion Net Income $2.3 Billion Comprehensive Income $2.3 Billion

Multifamily

Net Revenues $0.9 Billion Net Income $0.5 Billion Comprehensive Income $0.5 Billion

Freddie Mac Second Quarter 2024 Financial Results
July 31, 2024

McLean, VA — Freddie Mac (OTCQB: FMCC) today reported net income of $2.8 billion for the second quarter of 2024, a decrease of 6% year-over-year, primarily driven by a credit reserve build in the current period compared to a credit reserve release in the prior year period, partially offset by higher net revenues.
Net revenues were $6.0 billion for the second quarter of 2024, up 12% year-over-year, driven by higher net interest income and higher non-interest income. Net interest income for the second quarter of 2024 was $4.9 billion, up 9% year-over-year, primarily driven by continued mortgage portfolio growth and lower expense related to debt in hedge accounting relationships. Non-interest income for the second quarter of 2024 was $1.1 billion, up 30% year-over-year, primarily driven by higher guarantee income and higher net investment gains.
Provision for credit losses was $0.4 billion for the second quarter of 2024, primarily driven by a credit reserve build in Single-Family attributable to new acquisitions. The benefit for credit losses of $0.5 billion for the second quarter of 2023 was primarily driven by a credit reserve release in Single-Family due to improvements in house prices, partially offset by a credit reserve build in Multifamily.
Summary of Consolidated Statements of Income and Comprehensive Income

(Dollars in millions)	2Q 2024	1Q 2024	Change	2Q 2023	Change
Net interest income	$4,928	$4,759	$169	$4,523	$405
Non-interest income	1,060	998	62	816	244
Net revenues	5,988	5,757	231	5,339	649
(Provision) benefit for credit losses	(394)	(181)	(213)	537	(931)
Non-interest expense	(2,134)	(2,122)	(12)	(2,204)	70
Income before income tax expense	3,460	3,454	6	3,672	(212)
Income tax expense	(695)	(688)	(7)	(728)	33
Net income	2,765	2,766	(1)	2,944	(179)
Other comprehensive income (loss), net of taxes and reclassification adjustments	(5)	(25)	20	(54)	49
Comprehensive income	$2,760	$2,741	$19	$2,890	($130)

Conservatorship metrics (in millions)
Net worth	$53,223	$50,463	$2,760	$41,957	$11,266
Senior preferred stock liquidation preference	123,111	120,370	2,741	111,715	11,396
Remaining Treasury funding commitment	140,162	140,162	—	140,162	—
Cumulative dividend payments to Treasury	119,680	119,680	—	119,680	—
Cumulative draws from Treasury	71,648	71,648	—	71,648	—

Freddie Mac Second Quarter 2024 Financial Results
July 31, 2024

Single-Family Segment
Financial Results
Net Revenues
(In billions)

Net Income
(In billions)
Comprehensive Income
(In billions)

(Dollars in millions)	2Q 2024	1Q 2024	Change	2Q 2023	Change
Net interest income	$4,635	$4,488	$147	$4,295	$340
Non-interest income	459	(14)	473	65	394
Net revenues	5,094	4,474	620	4,360	734
(Provision) benefit for credit losses	(315)	(120)	(195)	638	(953)
Non-interest expense	(1,921)	(1,925)	4	(2,028)	107
Income before income tax expense	2,858	2,429	429	2,970	(112)
Income tax expense	(574)	(484)	(90)	(589)	15
Net income	2,284	1,945	339	2,381	(97)
Other comprehensive income (loss), net of taxes and reclassification adjustments	(5)	(5)	—	2	(7)
Comprehensive income	$2,279	$1,940	$339	$2,383	($104)
Second Quarter 2024
Net income of $2.3 billion, down 4% year-over-year.
•Net revenues were $5.1 billion, up 17% year-over year.
◦Net interest income was $4.6 billion, up 8% year-over-year, primarily driven by continued mortgage portfolio growth and lower expense related to debt in hedge accounting relationships.
◦Non-interest income was $0.5 billion, up from $65 million in the second quarter of 2023, due to impacts from interest-rate risk management activities.
•Provision for credit losses was $0.3 billion for the second quarter of 2024, primarily driven by a credit reserve build attributable to new acquisitions. The benefit for credit losses of $0.6 billion for the second quarter of 2023 was primarily driven by a credit reserve release due to improvements in house prices.

Freddie Mac Second Quarter 2024 Financial Results
July 31, 2024

Single-Family Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)

Serious Delinquency Rate

	2Q 2024	1Q 2024	Change	2Q 2023	Change
New Business Statistics:
Single-Family homes funded (in thousands)	257	194	63	258	(1)
Purchase borrowers (in thousands)	212	161	51	217	(5)
Refinance borrowers (in thousands)	45	33	12	41	4
Affordable to low- to moderate-income families (%)(1)(3)	53	55	(2)	55	(2)
First-time homebuyers (%)(2)	53	52	1	52	1
Average estimated guarantee fee rate (bps)	54	55	(1)	57	(3)
Weighted average original loan-to-value (LTV) (%)	78	78	—	79	(1)
Weighted average original credit score	754	753	1	751	3
UPB covered by new CRT issuance (in billions)	$43	$58	($15)	$56	($13)
Portfolio Statistics:
Average estimated guarantee fee rate (bps)	49	49	—	48	1
Weighted average current LTV (%)	52	52	—	54	(2)
Weighted average current credit score	755	754	1	756	(1)
Loan count (in millions)	13.8	13.8	—	13.6	0.2
Credit-Related Statistics:
Loan workout activity (in thousands)	18	21	(3)	20	(2)
Credit enhancement coverage (%)	62	61	1	62	—
(1) Eligible loans acquired affordable to families earning at or below 120% of area median income (AMI).
(2) Calculated as a percentage of purchase borrowers with loans secured by primary residences.
(3) First quarter 2024 data revised to reflect results based on updated annual AMI data provided by FHFA in the second quarter of 2024.
Business Highlights
•New business activity of $85 billion, up from $83 billion in the second quarter of 2023. Financed 257,000 mortgages and enabled 103,000 first-time homebuyers to purchase a home.
•The UPB of mortgage loans covered by CRT transactions issued during the period decreased compared to the second quarter of 2023, as the company continued to manage its CRT activities to meet the full-year 2024 CRT issuance target.
•Single-Family loan workout activity decreased to 18,000 from 20,000 in the second quarter of 2023, as the seriously delinquent loan population continued to decline.
•Credit enhancement coverage of the Single-Family mortgage portfolio remained at 62%, unchanged from June 30, 2023.

Freddie Mac Second Quarter 2024 Financial Results
July 31, 2024

Multifamily Segment
Financial Results

Net Revenues
(In billions)

Net Income
(In billions)

Comprehensive Income
(In billions)

(Dollars in millions)	2Q 2024	1Q 2024	Change	2Q 2023	Change
Net interest income	$293	$271	$22	$228	$65
Non-interest income	601	1,012	(411)	751	(150)
Net revenues	894	1,283	(389)	979	(85)
(Provision) benefit for credit losses	(79)	(61)	(18)	(101)	22
Non-interest expense	(213)	(197)	(16)	(176)	(37)
Income before income tax expense	602	1,025	(423)	702	(100)
Income tax expense	(121)	(204)	83	(139)	18
Net income	481	821	(340)	563	(82)
Other comprehensive income (loss), net of taxes and reclassification adjustments	—	(20)	20	(56)	56
Comprehensive income	$481	$801	($320)	$507	($26)
Second Quarter 2024
Net income of $0.5 billion, down 15% year-over-year.
•Net revenues were $0.9 billion, down 9% year-over-year.
◦Net interest income was $0.3 billion, up 29% year-over-year, primarily driven by continued mortgage portfolio growth and higher net yields on mortgage loans as a result of higher interest rates.
◦Non-interest income was $0.6 billion, down 20% year-over-year, as higher guarantee income was offset by impacts from interest-rate risk management activities and less favorable fair value changes from spreads.

Freddie Mac Second Quarter 2024 Financial Results
July 31, 2024

Multifamily Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)
Delinquency Rate

	2Q 2024	1Q 2024	Change	2Q 2023	Change
New Business Statistics:
Number of rental units financed (in thousands)(1)	92	85	7	114	(22)
Affordable to low-income families (%)(2)(4)	65	63	2	67	(2)
Affordable to low- to moderate-income families (%)(3)(4)	93	91	2	90	3
Weighted average original LTV (%)	61	61	—	58	3
Weighted average original debt service coverage ratio	1.28	1.29	(0.01)	1.27	0.01
UPB covered by new CRT issuance (in billions)	$14	$7	$7	$16	($2)
Portfolio Statistics:
Average guarantee fee rate charged (bps)	48	47	1	45	3
Credit-Related Statistics:
Credit enhancement coverage (%)	95	94	1	94	1
(1) Includes rental units financed by supplemental loans.
(2) Eligible units that are acquired affordable to families earning at or below 80% of AMI.
(3) Eligible units that are acquired affordable to families earning at or below 120% of AMI.
(4) First quarter 2024 data revised to reflect results based on updated annual AMI data provided by FHFA in the second quarter of 2024.
Business Highlights
•New business activity decreased by 15% year-over-year, as new business activities continued to be adversely impacted by the high interest-rate environment.
•The company provided financing for 92,000 multifamily rental units. 65% of the eligible multifamily rental units financed were affordable to low-income families.
•The Multifamily delinquency rate increased to 0.38% at June 30, 2024, from 0.21% at June 30, 2023, primarily driven by an increase in delinquent floating rate loans including small balance loans that are in their floating rate period. As of June 30, 2024, 95% of the delinquent loans in the Multifamily mortgage portfolio had credit enhancement coverage.
•The UPB of mortgage loans covered by new CRT transactions decreased year-over-year, primarily due to a smaller average securitization pipeline balance during the second quarter of 2024, resulting in fewer securitizations with subordination.

Freddie Mac Second Quarter 2024 Financial Results
July 31, 2024

About Freddie Mac’s Conservatorship
Since September 2008, Freddie Mac has been operating under conservatorship with FHFA as Conservator. The support provided by Treasury pursuant to the Purchase Agreement enables the company to maintain access to the debt markets and have adequate liquidity to conduct its normal business operations. The amount of funding available to Freddie Mac under the Purchase Agreement was $140.2 billion at June 30, 2024.
Pursuant to the Purchase Agreement, Freddie Mac will not be required to pay a dividend to Treasury on the senior preferred stock until it has built sufficient capital to meet the capital requirements and buffers set forth in the Enterprise Regulatory Capital Framework. As a result, the company was not required to pay a dividend to Treasury on the senior preferred stock in June 2024. As the company builds capital during this period, the quarterly increases in its Net Worth Amount have been, or will be, added to the aggregate liquidation preference of the senior preferred stock. The liquidation preference of the senior preferred stock increased to $123.1 billion on June 30, 2024 based on the increase in the Net Worth Amount during the first quarter of 2024, and will increase to $125.9 billion on September 30, 2024 based on the increase in the Net Worth Amount during the second quarter of 2024.
Additional Information
For more information, including information related to Freddie Mac’s financial results, conservatorship, and related matters, see the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and the company’s Second Quarter 2024 Financial Results Supplement. These documents are available on the Investor Relations page of the company’s website at www.FreddieMac.com.
Additional information about Freddie Mac and its business is also set forth in the company’s other filings with the SEC, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. Freddie Mac encourages all investors and interested members of the public to review these materials for a more complete understanding of the company’s financial results and related disclosures.
Webcast Announcement
Management will host a conference call at 9 a.m. Eastern Time on July 31, 2024 to share the company’s results with the media. The conference call will be concurrently webcast. To access the audio webcast, use the following link: https://edge.media-server.com/mmc/p/59pvhv5f. The replay will be available on the company’s website at www.FreddieMac.com for approximately 30 days. All materials related to the call will be available on the Investor Relations page of the company’s website at www.FreddieMac.com.

Media Contact: Frederick Solomon (703) 903-3861	Investor Contact: Mahesh Lal (571) 382-4732

*    *    *    *
This press release contains forward-looking statements, which may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its Single-Family and Multifamily segments, its efforts to assist the housing market, liquidity and capital management, economic and market conditions and trends including, but not limited to, changes in observed and forecasted house price appreciation, its market share, the effect of legislative and regulatory developments and new accounting guidance, the credit quality of loans the company owns or guarantees, the costs and benefits of the company’s CRT transactions, the impact of banking crises or failures, the effects of natural disasters, other catastrophic events, and significant climate change effects and actions taken in response thereto on its business, results of operations, and financial condition. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond the company’s control. Management’s expectations for the company’s future necessarily involve a number of assumptions, judgments, and estimates, and various factors, including changes in economic and market conditions, liquidity, mortgage spreads, credit outlook, actions by the U.S. government (including FHFA, Treasury, and Congress) and state and local governments, changes in the fiscal and monetary policies of the Federal Reserve, the impact of any downgrade in our credit ratings or those of the U.S. government, and the impacts of legislation or regulations and new or amended accounting guidance, that could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates, and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and Current Reports on Form 8-K, which are available

Freddie Mac Second Quarter 2024 Financial Results
July 31, 2024

on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. The company undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances occurring after the date of this press release.
Freddie Mac's mission is to make home possible for families across the nation. Freddie Mac promotes liquidity, stability, affordability and equity in the housing market throughout all economic cycles. Since 1970, Freddie Mac has helped tens of millions of families buy, rent or keep their home.

Freddie Mac Second Quarter 2024 Financial Results
July 31, 2024

FREDDIE MAC
Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(In millions, except share-related amounts)	2Q 2024	1Q 2024	2Q 2023
Net interest income
Interest income	$29,064	$28,385	$25,755
Interest expense	(24,136)	(23,626)	(21,232)
Net interest income	4,928	4,759	4,523
Non-interest income
Guarantee income	383	496	309
Investment gains, net	549	405	411
Other income	128	97	96
Non-interest income	1,060	998	816
Net revenues	5,988	5,757	5,339
(Provision) benefit for credit losses	(394)	(181)	537
Non-interest expense
Salaries and employee benefits	(420)	(421)	(405)
Credit enhancement expense	(588)	(597)	(590)
Benefit for (decrease in) credit enhancement recoveries	(7)	1	(108)
Legislative assessments expense	(768)	(754)	(751)
Other expense	(351)	(351)	(350)
Non-interest expense	(2,134)	(2,122)	(2,204)
Income before income tax expense	3,460	3,454	3,672
Income tax expense	(695)	(688)	(728)
Net income	2,765	2,766	2,944
Other comprehensive income (loss), net of taxes and reclassification adjustments	(5)	(25)	(54)
Comprehensive income	$2,760	$2,741	$2,890
Net income	$2,765	$2,766	$2,944
Amounts attributable to senior preferred stock	(2,760)	(2,741)	(2,890)
Net income attributable to common stockholders	$5	$25	$54
Net income per common share	$0.00	$0.01	$0.02
Weighted average common shares (in millions)	3,234	3,234	3,234

Freddie Mac Second Quarter 2024 Financial Results
July 31, 2024

FREDDIE MAC
Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
(In millions, except share-related amounts)	2024	2023
Assets
Cash and cash equivalents (includes $1,206 and $978 of restricted cash and cash equivalents)	$5,532	$6,019
Securities purchased under agreements to resell	97,180	95,148
Investment securities, at fair value	43,480	43,275
Mortgage loans held-for-sale (includes $7,956 and $7,356 at fair value)	12,346	12,941
Mortgage loans held-for-investment (net of allowance for credit losses of $6,839 and $6,383 and includes $1,991 and $1,806 at fair value)	3,105,869	3,083,665
Accrued interest receivable, net	10,445	9,925
Deferred tax assets, net	4,795	4,076
Other assets (includes $5,968 and $6,095 at fair value)	27,605	25,927
Total assets	$3,307,252	$3,280,976
Liabilities and equity
Liabilities
Accrued interest payable	$9,346	$8,812
Debt (includes $2,850 and $2,476 at fair value)	3,227,612	3,208,346
Other liabilities (includes $1,054 and $873 at fair value)	17,071	16,096
Total liabilities	3,254,029	3,233,254
Commitments and contingencies
Equity
Senior preferred stock (liquidation preference of $123,111 and $117,309)	72,648	72,648
Preferred stock, at redemption value	14,109	14,109
Common stock, $0.00 par value, 4,000,000,000 shares authorized, 725,863,886 shares issued and 650,059,553 shares outstanding	—	—
Retained earnings	(29,597)	(35,128)
AOCI, net of taxes, related to:
Available-for-sale securities	46	72
Other	(98)	(94)
Total AOCI, net of taxes	(52)	(22)
Treasury stock, at cost, 75,804,333 shares	(3,885)	(3,885)
Total equity	53,223	47,722
Total liabilities and equity	$3,307,252	$3,280,976
The table below presents the carrying value and classification of the assets and liabilities of consolidated variable interest entities (VIEs) on the company's condensed consolidated balance sheets.
	June 30,	December 31,
(In millions)	2024	2023
Assets:
Cash and cash equivalents (includes $1,100 and $890 of restricted cash and cash equivalents)	$1,101	$891
Securities purchased under agreements to resell	12,692	9,396
Investment securities, at fair value	—	65
Mortgage loans held-for-investment, net	3,058,317	3,039,461
Accrued interest receivable, net	9,321	8,885
Other assets	5,830	4,858
Total assets of consolidated VIEs	$3,087,261	$3,063,556
Liabilities:
Accrued interest payable	$7,938	$7,527
Debt	3,066,239	3,041,927
Total liabilities of consolidated VIEs	$3,074,177	$3,049,454